Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Arrow Financial Corporation

We consent to the incorporation by reference in the registration statement on Form S-3 of Arrow Financial Corporation relating to the Arrow Financial Corporation 2011 Employee Stock Purchase Plan, of our reports dated March 14, 2014, with respect to the consolidated balance sheets of Arrow Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Arrow Financial Corporation incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Albany, New York
August 7, 2014